UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2015

SCANDIUM INTERNATIONAL MINING CORP.
(Exact name of registrant as specified in its charter)

000-54416
(Commission File Number)

British Columbia, Canada	98-1009717
(State or other jurisdiction	(IRS Employer
of incorporation or organization)	Identification No.)

1430 Greg Street, Suite 501, Sparks, Nevada, 89431
(Address of principal executive offices) (Zip Code)

(775) 355-9500
Issuer’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the 2015 Annual General Meeting of the holders of common shares of Scandium International Mining Corp. held on October 28, 2015, the shareholders voted on the following matters:

1.	Fixing the Number of Directors at Seven. The shareholders approved the number of directors to be fixed at seven.

For: 91,790,012
Against: 8,200
Not Voted: Nil

2.	Election of Directors. The following nominees were elected as directors to serve until the next annual general meeting of the shareholders:

George F. Putnam:	For:	76,019,971
	Withheld:	7,200
	Not Voted:	15,771,041

William B. Harris:	For:	76,009,971
	Withheld:	17,200
	Not Voted:	15,771,041

Barry Davies:	For:	76,018,971
	Withheld:	8,200
	Not Voted:	15,771,041

Willem P.C. Duyvesteyn:	For:	76,019,971
	Withheld:	7,200
	Not Voted:	15,771,041

Warren Davis:	For:	76,019,971
	Withheld:	7,200
	Not Voted:	15,771,041

James Rothwell:	For:	76,009,971
	Withheld:	17,200
	Not Voted:	15,771,041

Andrew Greig:	For:	76,009,971
	Withheld:	17,200
	Not Voted:	15,771,041

3.	Appointment of Auditors. The shareholders approved the appointment of Davidson & Company LLP, Chartered Accountants as auditors of the Company at a remuneration to be fixed by the Directors.

For: 91,798,212
Withheld: Nil
Not Voted: Nil

4.	Approval of 2015 Stock Option Plan. Subject to the approval of the Toronto Stock Exchange, the shareholders approved the adoption of the Company’s 2015 Stock Option Plan.

For: 68,271,472
Against: 7,755,699
Not Voted: 15,771,041

5.

Approval of a Five Year extension of the Expiry Date of Stock Options. The disinterested shareholders approved a five year extension of the expiry date to November 5, 2020 of 4,300,00 stock options held by directors and officers which are currently due to expire on November 5, 2015.

For: 31,329,044
Against: 7,902,998
Not Voted: 15,771,041

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Scandium International Mining Corp.
Date October 30, 2015	(Registrant)

/s/ Edward Dickinson
Edward Dickinson, Chief Financial Officer